Filed     pursuant     to     Rule     433.          Registration     Statement
    Nos.          333-184147     and     333-184147-01.

An Evening With Jim Rogers

The Royal Bank of Scotland invites you to share an evening with accomplished commodities and stock market investor Jim Rogers. Jim will share political, social and economic observations based on his worldwide travels and experience as a longtime commodities investor.

Wednesday, December 5, 2012
5:00pm -- 7:00pm
JW Marriott Marquis Miami
255 Biscayne Blvd Way
Miami, FL 33131

[]      Registration,     Cocktails     and     Hors     d'oeuvres
[]      Insights     from     Jim     Rogers     --     submit     questions
 in     advance     for     Jim     to            address     during     his
 remarks []      Book     signing     --     all     attendees     will
receive     a     complimentary     copy     of     the
      New     York     Times     Business     Best     Seller,     'Hot
Commodities'     by     Jim     Rogers.

Please visit http://www.pacer[]nancial.com/RogersMiami.html to register.
Space     is     limited,     please     register     early.

855.RBS.ETPS     (855.727.3877)
*Information     contained     on     any     website     is     not
incorporated     by     reference     in,     and     should     not     be
 considered     a     part     of,     this     document.

FOR BROKER-DEALERS USE ONLY - NOT FOR INDIVIDUAL INVESTORS.

IMPORTANT INFORMATION:     The     Royal     Bank     of     Scotland     plc
  (RBS     plc)     and     The     Royal     Bank     of     Scotland
Group     plc     (together,     the     RBS     Entities)     have      filed
   a     registration     statement     (including     a     prospectus)
with     the     Securities     and     Exchange     Commission     (SEC)
for     the     offering     of     RBS     ETNs     to     which     this
communication     may     relate.     Before     you     invest     in     any
   RBS     ETNs,     you     should     read     the     relevant
prospectus     in     such     registration     statement     and     other
documents      that     have     been     filed     with     the     SEC
for     more     complete     information     about     the     RBS
Entities     and     offerings.     You     may     get     these     documents
    for     free     by     visiting      EDGAR     on     the     SEC's
web     site     at     www.sec.gov.     Alternatively,     RBS     plc,
RBS     Securities     Inc.     or     any     dealer     participating     in
   the     relevant     offering     will     arrange     to      send     you
   the     relevant     prospectus     and     pricing     supplements     if
  you     request     by     calling     1-855-RBS-ETPS     (toll-free).

The     RBS     ETNs     are     not     sponsored,     endorsed,     sold
or     promoted     by     Beeland     Interests     Inc.     ("Beeland
Interests"),     James     B.     Rogers,     Jr.     or     Diapason
Commodities     Management     SA     ("Diapason").[]     Neither     Beeland
  Interests,     James     B.     Rogers,     Jr.     nor     Diapason
makes     any     representation     or     warranty,     express      or
implied,     nor     accepts     any     responsibility,     regarding     the
   accuracy     or     completeness     of     this     document,     or
the     advisability     of     investing     in     securities     or
commodities     generally,     or     in     the     RBS     ETNs     or     in
    futures     particularly.     "Jim     Rogers",     "James     Beeland
Rogers,     Jr.",     "Rogers",     "Rogers     International     Commodity
 Index",     "RICI",     "RICI     Enhanced",     and     the     names     of
   all     other     RICI     Enhanced(SM)     Indices     mentioned     herein
    are     trademarks,     service     marks     and/or     registered
marks     of     Beeland     Interests,     Inc.,     which     is     owned
 and     controlled     by     James     Beeland     Rogers,     Jr.,     and
  are     used     subject     to     license.[]     The     personal     names
    and      likeness     of     Jim     Rogers/James     Beeland     Rogers,
  Jr.     are     owned     and     licensed     by     James     Beeland
Rogers,     Jr.

NEITHER     BEELAND     INTERESTS     NOR     DIAPASON,     NOR     ANY     OF
   THEIR     RESPECTIVE     AFFILIATES     OR     AGENTS,     GUARANTEES
THE     ACCURACY     AND/OR      THE     COMPLETENESS     OF     THE     ROGERS
    INTERNATIONAL     COMMODITY     INDEX     ("RICI"),     THE     RICI
ENHANCED,     ANY     SUB-INDEX     THEREOF,     OR     ANY     DATA
INCLUDED     THEREIN.[]     SUCH     PERSON     SHALL     NOT     HAVE     ANY
   LIABILITY     FOR     ANY     ERRORS,     OMISSIONS,     OR
INTERRUPTIONS     THEREIN     AND     MAKES      NO     WARRANTY,     EXPRESS
  OR     IMPLIED,     AS     TO     RESULTS     TO     BE     OBTAINED     BY
  OWNERS     OF     THE     RBS     ETNS,     OR     ANY     OTHER     PERSON
  OR     ENTITY     FROM      THE     USE     OF     THE     RICI,     THE
RICI     ENHANCED,     ANY     SUB-INDEX     THEREOF,     ANY     DATA
INCLUDED     THEREIN     OR     THE     RBS     ETNS.[]     NEITHER     BEELAND
     INTERESTS     NOR     DIAPASON,     NOR     ANY     OF     THEIR
RESPECTIVE     AFFILIATES     OR     AGENTS,     MAKES     ANY     EXPRESS
OR     IMPLIED     WARRANTIES,     AND     EACH      EXPRESSLY     DISCLAIMS
 ALL     WARRANTIES     OF     MERCHANTABILITY     OR     FITNESS     FOR     A
    PARTICULAR     PURPOSE     OR     USE     WITH     RESPECT     TO     THE
  RICI,      THE     RICI     ENHANCED,     ANY     SUB     INDEX     THEREOF,
   OR     ANY     DATA     INCLUDED     THEREIN.[]     WITHOUT     LIMITING
ANY     OF     THE     FOREGOING,     IN     NO     EVENT      SHALL
BEELAND     INTERESTS,     DIAPASON     OR     ANY     OF     THEIR
RESPECTIVE     AFFILIATES     OR     AGENTS     HAVE     ANY     LIABILITY
FOR     ANY     LOST     PROFITS     OR      INDIRECT,     PUNITIVE,
SPECIAL,     OR     CONSEQUENTIAL     DAMAGES     OR     LOSSES,     EVEN
IF     NOTIFIED     OF     THE     POSSIBILITY     THEREOF.

NEITHER     THE     INDICATION     THAT     SECURITIES     OR     OTHER
FINANCIAL     PRODUCTS     OFFERED     HEREIN     ARE     BASED     ON     DATA
    PROVIDED     BY     ICE     DATA     LLP,      NOR     THE     USE     OF
  THE     TRADEMARKS     OF     ICE     DATA     LLP     IN     CONNECTION
WITH     SECURITIES     OR     OTHER     FINANCIAL     PRODUCTS     DERIVED
FROM     SUCH      DATA     IN     ANY     WAY     SUGGESTS     OR     IMPLIES
   A     REPRESENTATION     OR     OPINION     BY     ICE     DATA     OR
ANY     OF     ITS     AFFILIATES     AS     TO     THE     ATTRACTIVENESS
OF     INVESTMENT     IN     ANY     SECURITIES     OR     OTHER     FINANCIAL
   PRODUCTS     BASED     UPON     OR     DERIVED     FROM     SUCH     DATA.
  ICE     DATA     IS     NOT     THE     ISSUER      OF     ANY     SUCH
SECURITIES     OR     OTHER     FINANCIAL     PRODUCTS     AND     MAKES     NO
    EXPRESS     OR     IMPLIED     WARRANTIES     WHATSOEVER,     INCLUDING
BUT      NOT     LIMITED     TO,     WARRANTIES     OF     MERCHANTABILITY
OR     FITNESS     FOR     ANY     PARTICULAR     PURPOSE     WITH     RESPECT
   TO     SUCH     DATA     INCLUDED      OR     REFLECTED     THEREIN,     NOR
    AS     TO     RESULTS     TO     BE     OBTAINED     BY     ANY     PERSON
   OR     ANY     ENTITY     FROM     THE     USE     OF     THE     DATA
INCLUDED     OR      REFLECTED     THEREIN.

Copyright[C]     2012     RBS     Securities     Inc.     All     rights
reserved.     RBS     Securities     Inc.,     a     U.S.     registered
broker-dealer,     member     of     FINRA     and     SIPC,     is     an
indirect     wholly-owned     subsidiary     of     The      Royal     Bank
of     Scotland     plc     and     an     affiliate     of     RBS     NV.